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                                                                    Exhibit 5.1

                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]







                                  July 17, 1998

Board of Directors
Colonial Properties Holding Company, Inc.,
 as General Partner of Colonial Realty
 Limited Partnership
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama  35202

Ladies and Gentlemen:

                  We are acting as counsel to Colonial Realty Limited Partnership, a Delaware limited partnership (the "Company"), in connection with its registration statements on Form S-3 (SEC File Nos. 333-14401 and 333-42049) (the "Registration Statements"), previously declared effective by the Securities and Exchange Commission, relating to the proposed public offering of the Company's unsecured debt securities that may be offered and sold by the Company from time to time as set forth in a prospectus and one or more supplements thereto, all of which form a part of the Registration Statements. This opinion letter is rendered in connection with the proposed offering of $175,000,000 in aggregate principal amount of the Company's 7% Senior Notes due July 14, 2007 (the "Notes") as described in a Prospectus dated January 8, 1998 (the "Prospectus"), and a Prospectus Supplement dated July 9, 1998 (the "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statements.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.   Executed copies of the Registration Statements.

                  2.   The Prospectus and the Prospectus Supplement.





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Board of Directors
Colonial Properties Holding
 Company, Inc.
July 17, 1998
Page 2


                  3. The Certificate of Limited Partnership of the Company, as certified by the Secretary of State of the State of Delaware on July 7, 1998 and as certified by an Assistant Secretary of Colonial Properties Holding Company, Inc., an Alabama corporation and general partner of the Company ("CPHC"), on the date hereof as being complete, accurate and in effect.

                  4. The Second Amended and Restated Agreement of Limited Partnership of the Company, dated as of October 27, 1994, with amendments thereto, as certified by an Assistant Secretary of CPHC, as general partner of the Company, on the date hereof as being complete, accurate and in effect.

                  5. The Articles of Incorporation of CPHC, with amendments thereto, as certified by the Secretary of State of the State of Alabama on July 7, 1998 and as certified by an Assistant Secretary of CPHC on the date hereof as being complete, accurate and in effect.

                  6. The by-laws of CPHC, as certified by an Assistant Secretary of CPHC on the date hereof as being complete, accurate and in effect.

                  7. Certain resolutions of the Board of Directors of CPHC (the "Board"), adopted at meetings held on October 24, 1996 and October 23, 1997, authorizing the preparation, execution and filing of the Registration Statements, as certified by an Assistant Secretary of CPHC on the date hereof as being complete, accurate and in effect.

                  8. Certain resolutions of the Pricing Committee of the Board adopted by written consent of the sole member on July 9, 1998, as certified by an Assistant Secretary of CPHC on the date hereof as being complete, accurate and in effect, relating to, among other things, establishment of the Notes as a new series of the Company's unsecured debt securities under the Indenture dated as of July 22, 1996 between the Company and Bankers Trust Company, as Trustee (the "Indenture"), authorization of the Agreements (as



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Board of Directors
Colonial Properties Holding
 Company, Inc.
July 17, 1998
Page 3

                       defined below), and arrangements in connection therewith, and the issuance of the Notes on the terms set forth therein and in accordance with the terms of the Indenture.

                  9. Executed copies of the Underwriting Agreement dated July 9, 1998, by and among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated (the "Underwriting Agreement"), and the related Terms Agreement dated July 9, 1998, by and among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated (the "Terms Agreement," and, collectively with the Underwriting Agreement, the "Agreements").

                  10.  Executed copy of the Indenture.

                  11. Opinion letter, of even date herewith, of Sirote & Permutt, P.C., special counsel to the Company in the State of Alabama.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on applicable provisions of (i) the General Corporation Law of the State of Alabama, (ii) the Delaware Revised Uniform Limited Partnership Act, as amended, and (iii) the laws of the State of New York relating to the creation and enforceability of contracts, but not including any laws, statutes, ordinances, administrative decisions, rules, or regulations of any political subdivision of the State of New York, and we express no opinion as to any other laws, statutes, ordinances, rules or regulations (such as federal or state securities or "blue sky" laws). In rendering this opinion letter, we are relying, to the extent that the laws of Alabama are relevant (without any independent verification or investigation), upon the opinion letter of Sirote & Permutt, P.C., special counsel to the Company in the State of Alabama, described in paragraph 11 above, with respect to the matters addressed therein.


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Board of Directors
Colonial Properties Holding
 Company, Inc.
July 17, 1998
Page 4



                  Based upon, subject to and limited by the foregoing, we are of the opinion that, assuming receipt by the Company of the consideration for the Notes specified in the Agreements, the Notes constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Notes are considered in a proceeding at law or in equity).

                  The opinion as to enforceability expressed above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth above, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely in connection with the filing by the Company of a Current Report on Form 8-K on the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.


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Board of Directors
Colonial Properties Holding
 Company, Inc.
July 17, 1998
Page 5


                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                      Very truly yours,

                                      /s/ Hogan & Hartson L.L.P.
                                      --------------------------------------
                                      HOGAN & HARTSON L.L.P.